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                                   EXHIBIT A
                                   ---------

                  AGREEMENT FOR JOINT FILING PURSUANT TO RULE
             13D-1(F)(1) UNDER THE SECURITIES EXCHANGE ACT OF 1934


         Pursuant to 17 CFR 240.13D-1(F)(1) under the Securities Exchange Act of 1934, as amended, the undersigned do hereby agree in writing that a Schedule 13D with respect to the common stock of Luby's, Inc. be and is filed on behalf of each of them. The undersigned further recognize that each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of any information concerning them contained therein. The undersigned further constitute and appoint each other as their lawful attorney-in-fact and agent, to execute and file such
Schedule 13D, and any amendments thereto on their behalf.

         Dated as of this 26th day of December, 2000.




                                      /s/ Harris James Pappas
                            ---------------------------------------------
                                        Harris James Pappas



                                   /s/ Christopher James Pappas
                            ---------------------------------------------
                                     Christopher James Pappas




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